                                                                    Exhibit 10.4

                          INVESTMENT ADVISORY AGREEMENT

                           MACC PRIVATE EQUITIES INC.
                             A Delaware Corporation

     This  INVESTMENT  ADVISORY  AGREEMENT  dated  as  of  March  1,  2004  (the
"Agreement") by MACC Private  Equities Inc., a company  organized under the laws of the State of Delaware ("the Company"),  and Atlas Management Partners, LLC, a
limited  liability  company  organized  under  the  laws  of the  State  of Utah
("Atlas").

     WHEREAS,  the  Company  is a  closed-end  investment  company  that  may be operated and regulated as a business development company ("Business  Development
Company")  as defined in the  Investment  Company Act of 1940,  as amended  (the
"ICA");

     WHEREAS,  the Company is presently  receiving  investment advisory services from InvestAmerica Investment Advisors, Inc., a Delaware corporation;

     WHEREAS,  the Company desires to change its principal investment advisor in order to better carry on its business;

     WHEREAS, Atlas, is qualified to provide investment advisory services to the
Company and is registered as an investment advisor under the Investment Advisors
Act of 1940, as amended.

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and other  good and valuable consideration, the parties hereto agree as follows:

     Section 1. Definitions.

     1.1  "Affiliate"  shall  have  the  meaning  given  under  Rule  144 of the
Securities Act of 1933, as amended.

     1.2 "Assets Under  Management"  shall mean the total value of the Company's assets  managed by Atlas under this  Agreement  averaged over the prior one year period, or such shorter period in which such assets were managed by Atlas.

     1.3  "Atlas"  shall mean Atlas  Management  Partners,  LLC, a Utah  limited liability company.

     1.4 "Capital Losses" are those which are placed,  consistent with generally accepted  accounting  principles,  on the books of the  Company  and which occur when:

          (a) An actual or realized loss is sustained owing to Portfolio Company or  investment  events  including,  but not  limited  to,  liquidation,  sale or bankruptcy;

          (b) The Board of  Directors of the Company  determines  that a loss or depreciation  in value  from the value on the date of this  Agreement  should be taken by the Company in accordance with generally accepted accounting principles and SBA  accounting  regulations  and is  shown  on its  books  as a part of the periodic  valuation  of the  Portfolio  Companies  by  the  Board  of  Directors
("Unrealized Depreciation"); or

          (c) Capital Losses are adjusted for reverses of depreciation  when the
Board of Directors  determines  that a value  should be adjusted  upward and the investment value remains at or below original cost.

For purposes of this definition, in any case where the Board of Directors of the
Company writes down the value of any  investment in the Company's  portfolio (in accordance  with the standards set forth in subsection  1.3(b) above),  (i) such reduction in value shall result in a new cost basis for such investment and (ii)
the most recent cost basis for such investment  shall  thereafter be used in the determination  of any Realized  Capital Gains or Capital Losses in the Company's
portfolio  (i.e.,  there shall be no  double-counting  of losses when a security
(whose value has declined in a prior period) is ultimately sold at a price below its historical cost.)

     1.5 "The  Company"  shall  mean MACC  Private  Equities  Inc.,  a  Delaware corporation.

     1.6 "ICA" has the meaning set forth in the first recital hereof.

     1.7 "MACC" shall mean MorAmerica Capital  Corporation,  an Iowa corporation that is a wholly owned subsidiary of the Company.

     1.8 "Net Capital  Gains" shall mean  Realized  Capital Gains net of Capital
Losses determined in accordance with generally accepted accounting principles.

     1.9 "Other  Venture  Capital Funds" has the meaning set forth in subsection
3.2.

     1.10 "Portfolio Company" or "Portfolio  Companies" shall mean any entity in which the Company may make an investment and with respect to which Atlas will be providing  services pursuant hereto,  which investments may include ownership of capital stock,  loans,  receivables due from a Portfolio Company or other debtor on sale of assets  acquired in liquidation and assets acquired in liquidation of any Portfolio Company.

     1.11 "Private  Capital" shall have the meaning ascribed to that term in the
SBA  regulations  in  effect as of the date  hereof  (which  regulations  define
Private Capital to exclude unrealized gains and losses).

     1.12 "Realized  Capital Gains" shall mean capital gains after deducting the cost and  expenses  necessary  to achieve the gain (e.g.,  broker's  fees).  For purposes of this  Agreement,  capital gains are Realized  Capital Gains upon the cash sale of the  capital  stock or assets of a  Portfolio  Company or any other asset or item of property  managed by Atlas  pursuant to the terms hereof or any
Realized  Capital Gain has occurred in accordance with GAAP which is not cash as described in the  following  sentence.  Realized  Capital  Gains other than cash gains,  shall be

recorded  and  calculated  in the  period  the  gain  is  realized;  however  in determining  payment of any  incentive  fee, the payment  shall be made when the cash is received. The amount of the fee earned on gains other than cash shall be recorded as incentive fees payable on the financial statements of the Company.

     1.13 "SBA" shall mean the United States Small Business Administration.

     1.14 "SEC" shall mean the United States Securities and Exchange Commission.

     Section 2. Investment Advisory Engagement. The Company hereby engages Atlas as its investment advisor.

     2.1 As such, Atlas will:

          (a)  Manage,  render  advice  with  respect  to,  and  make  decisions regarding the  acquisition  and  disposition  of  securities in accordance  with applicable law and the Company's  investment policies as set forth in writing by the Board of Directors, to include (without limitation) the search and marketing for  investment  leads,  screening  and  research of  investment  opportunities, maintenance  and  expansion  of a  co-investor  network,  review of  appropriate investment  legal  documentation,  presentations of investments to the Company's
Board of Directors (when and as required),  closing of  investments,  monitoring and management of investments and exits,  preparation of valuations,  management of relationships with the SEC, shareholders, outside auditors, and the provision of other services  appropriate  to the management of a Business and  Development
Company;

          (b) Make  available  and,  if  requested  by  Portfolio  Companies  or entities  in which  the  Company  is  proposing  to  invest,  render  managerial assistance to, and exercise  management rights in, such Portfolio  Companies and entities as  appropriate  to maximize  return for the Company and to comply with regulations;

          (c) Maintain  office space and  facilities  to the extent  required by
Atlas to provide adequate management services to the Company;

          (d) Maintain the books of account and other  records and files for the
Company, but not to include auditing services; and

          (e) Report to the Company's Board of Directors, or to any committee or officers acting pursuant to the authority of the Board, at such reasonable times and in such reasonable  detail as the Board deems appropriate in order to enable the  Company to  determine  that  investment  policies  are being  observed  and implemented and that the obligations of Atlas hereunder are being fulfilled. Any investment  program undertaken by Atlas pursuant hereto and any other activities undertaken  by Atlas on behalf of the  Company  shall at all times be subject to applicable  law and any  directives of the  Company's  Board of Directors or any duly  constituted  committee or officer acting  pursuant to the authority of the
Company's Board of Directors.

     2.2  Atlas  will be  responsible  for the  following  expenses:  its  staff
salaries  and  fringes,   office  space,   office   equipment   and   furniture,
communications,  travel, meals and entertainment,  conventions, seminars, office supplies,  dues and  subscriptions,  hiring fees,  moving  expenses,  repair and
maintenance,   employment  taxes,   in-house   accounting   expenses  and  minor
miscellaneous expenses.

     Atlas will pay for its own account all expenses  incurred in rendering  the services  to be rendered  hereunder.  Without  limiting  the  generality  of the foregoing,  Atlas  will pay the  salaries  and other  employee  benefits  of the persons  in its  organization  whom  it may  engage  to  render  such  services, including without  limitation,  persons in its organization who may from time to time act as officers of the Company.

     Notwithstanding the foregoing,  Atlas will earn incentive compensation on a quarterly  basis,  which  shall  not be  deemed  part of  compensation  or other employee benefits for the purpose of this paragraph.

     2.3 In connection with the services provided, Atlas will not be responsible for the following expenses which shall be the sole responsibility of the Company and will be paid promptly by the Company:  auditing  fees;  all legal  expenses;
legal fees normally paid by Portfolio  Companies;  National Association of Small
Business  Investment  Companies and other  appropriate  trade  association fees;
brochures, advertising,  marketing and publicity costs; interest on SBA or other debt;  fees to the Company and its  directors  and Board fees;  any fees owed or paid to the  Company,  its  Affiliates  or fund  managers;  any and all expenses associated with property of a Portfolio Company taken or received by the Company or on its behalf as a result of its  investment  in any Portfolio  Company;  all
reorganization  and  registration   expenses  of  the  Company;   the  fees  and
disbursements of the Company's counsel,  accountants,  custodian, transfer agent and  registrar;  fees and expenses  incurred in producing and effecting  filings with federal and state securities administrators;  costs of periodic reports to, and other communications with the Company's  shareholders;  fees and expenses of members of the Company's  Boards of Directors who are not  directors,  officers, employees  or  Affiliates  of Atlas or of any entity  which is an  Affiliate  of
Atlas;  premiums for the fidelity bond, if any,  maintained by Atlas pursuant to
ICA Section 17; premiums for directors and officers insurance  maintained by the
Company;  all  transaction  costs  incident to the  acquisition,  management and protection  of and  disposition  of  securities  by the  Company;  and any other expenses  incurred by or on behalf of the Company that are not expressly payable by Atlas under Section 2.2. above.

     2.4  Subject to approval  by the Board of  Directors  of the Company and in accordance  with the ICA, Atlas may retain one or more  subadvisors to assist it in performance of its duties hereunder.

     Section 3. Nonexclusive Obligations; Co-investments.

     3.1 The  obligations of Atlas to the Company are not  exclusive.  Atlas and its Affiliates, may in their discretion,  manage other venture capital funds and render the same or similar  services  to any other  person or persons who may be making the same or similar  investments.  The parties acknowledge that Atlas may offer the same  investment  opportunities  as

may be  offered  to the  Company to other  persons  for whom Atlas is  providing services.  Neither Atlas nor any of its Affiliates shall in any manner be liable to the Company or its  Affiliates  by reason of the  activities  of Atlas or its
Affiliates on behalf of other  persons and funds as described in this  paragraph and any conflict of interest arising therefrom is hereby expressly waived.

     3.2 For the benefit of the Company's investment  activities,  Atlas and its
Affiliates  intend  to  maintain  various  future  co-investment   relationships
involving  the  Company  which may  result in the  Company  being  accorded  the opportunity in the future to review and to invest in certain  investments  found by other venture  capital funds managed by Atlas and its  Affiliates,  including
Wasatch Venture Corporation,  Wasatch Venture Fund II, LLC, Wasatch Venture Fund
III, LLC, and Zions SBIC, LLC (collectively, the "Other Venture Capital Funds").

     For purposes of this Section 3.2,  where the Company has an  opportunity to co-invest with the Other Venture Capital Funds,  investment  opportunities shall be offered to the Company and the Other Venture  Capital Funds,  as the case may be, (a) in the same proportion as its Private Capital bears to the total Private
Capital  of the  Company  and the Other  Venture  Capital  Funds  with which the
Company proposes to co-invest,  in the aggregate, or (b) in such other manner as is otherwise  agreed upon by the Company and the Other  Venture  Capital  Funds.
Notwithstanding  anything to the  contrary  contained  in this  Section 3.2, the terms of any  exemptive  order  applicable to  co-investments  between the Other
Venture  Capital  Funds  and  the  Company  will  control  as to  the  terms  of co-investments among the Company and Other Capital Venture Funds.

     3.3 Atlas will cause to be offered to the Company  opportunities to acquire or dispose of securities as provided in the co-investment  guidelines summarized in the section of the Company's SEC Registration  Statement entitled "Investment
Objectives and Policies --  Co-Investment  Guidelines."  Except to the extent of acquisitions  and  dispositions  that,  in  accordance  with such  co-investment guidelines,  require the specific  approval of the Company's Board of Directors,
Atlas is authorized to effect  acquisitions  and  dispositions of securities for the Company's  account in Atlas's  discretion.  Where such approval is required,
Atlas is authorized to effect  acquisitions  and  dispositions for the Company's account upon and to the extent of such  approval.  The Company will put Atlas in funds  whenever  Atlas  requires  funds  for an  acquisition  of  securities  in accordance  with the  foregoing,  and the Company  will cause to be delivered in accordance with Atlas's  instructions  any securities  disposed of in accordance with the foregoing.

     3.4 Should Atlas or any of its Affiliates agree to perform or undertake any investment management services described in Section 3.1 for any funds or persons in addition to the Company, Atlas will notify the Company, in writing, not later than  the  commencement  of such  agreement  or the  initial  provision  of such services.

     3.5 Any such investment management services and all co-investments shall at all times be provided in strict  accordance with rules and regulations under the
ICA, any exemptive order thereunder  applicable to the Company and the rules and regulations of the SBA.

     Section 4. Services to Portfolio Companies.

     4.1 It is  acknowledged  that as a part of the  services  to be provided by
Atlas hereunder,  certain of its employees,  representatives and agents will act as members of the board of directors of  individual  Portfolio  Companies,  will vote the shares of the  capital  stock of  Portfolio  Companies,  and make other decisions  which may effect the near-and the long-term  direction of a Portfolio
Company.  Unless otherwise  restricted  hereafter by the Company in writing,  in regard to such actions and decisions the Company hereby appoints Atlas (and such
officers,  Directors,   employees,   representatives  and  agents  is  it  shall
designate) as its proxy, as a result of which Atlas shall have the authority, in its performance of this  Agreement,  to make decisions and to take such actions, without specific authority from the Board of Directors of the Company, as to all matters which are not hereby restricted.

     4.2 All  fees,  including  Director's  fees  that may be paid by or for the account of an entity in which the Company  has  invested or in which the Company is proposing to invest in connection with an investment transaction in which the
Company  participates  or  provides  managerial  assistance,  will be treated as commitment fees or management fees and will be received by the Company, pro rata to its participation in such transaction. Atlas will be allowed to be reimbursed by Portfolio Companies for all direct expenses associated with due diligence and management of portfolio investments or investment  opportunities (travel, meals, lodging, etc.).

     4.3 The sole and  exclusive  compensation  to Atlas for its  services to be rendered  hereunder  will be in the  form  of a  management  fee and a  separate incentive fee as provided in Section 5. Should any officer,  director,  employee or  Affiliate  of Atlas  serve  as a member  of the  Board of  Directors  of the
Company,  such  officer,  director,  employee  or  Affiliate  of Atlas shall not receive compensation as a member of the Board of Directors of the Company.

     Section 5. Management and Incentive Fees.

     5.1 During the term of this  Agreement,  the Company will pay Atlas monthly in  arrears  a  management  fee  equal to 2.5% per  annum  of the  Assets  Under
Management.  The Management fee shall be calculated on a non-consolidated basis, excluding MACC.

     5.2 During the term of this  Agreement  the  Company  shall pay to Atlas an incentive  fee  determined  as specified in this Section 5.2. The  incentive fee shall be calculated on a nonconsolidated basis, excluding MACC.

          (a) The incentive fee shall be calculated as follows:

               (i) The  amount  of the fee  shall be  20.0%  of the Net  Capital
Gains,  before taxes,  resulting  from the  disposition  of  investments  in the
Company's  Portfolio Companies or resulting from the disposition of other assets or property of the Company managed by Atlas pursuant to the terms hereof.

               (ii)  Net  Capital  Gains,  before  taxes,  shall  be  calculated annually  at the end of each  fiscal  year for the  purpose of  determining  the earned  incentive  fee,  unless  this  Agreement  is  terminated  prior  to  the completion of any fiscal year, then such calculation shall be made at the end of such  shorter  period.  A  preliminary  calculation  shall  be made on the  last business  day of each of the three  fiscal  quarters  preceding  the end of each fiscal year for the  purpose of  determining  the  incentive  fee payable  under
Section 5.2(c)(i) below.  Capital Losses and Realized Capital Gains shall not be cumulative  (i.e.,  no Capital  Losses nor  Realized  Capital  Gains are carried forward into any subsequent fiscal year).

               (iii)  Notwithstanding  anything  herein  to  the  contrary,  the incentive  fee shall not be computed on any assets  received by the Company from the Company's  predecessors  by merger,  MorAmerica  Financial  Corporation  and
Morris Plan  Liquidation  Company,  and such assets shall not be included in any calculation of Net Capital Gains.

          (b)  Upon  termination  of  this  Agreement,  all  earned  but  unpaid incentive fees shall be immediately due and payable.

          (c) Payment of incentive fees shall be made as follows:

               (i) To the extent payable, incentive fees shall be paid, in cash, in arrears on the last business day of each fiscal quarter in the fiscal year.

               (ii) The incentive fee shall be retroactively adjusted as soon as practicable  following  completion  of the  valuations at the end of each fiscal year in which this  Agreement is in effect to reflect the actual  incentive  fee due and owing to Atlas,  and if such adjustment  reveals that Atlas has received more incentive fee income than it is entitled to hereunder, Atlas shall promptly reimburse the Company for the amount of the excess.

     Section 6. Liability and Indemnification of Atlas.

     6.1  Neither  Atlas,  nor  any of its  officers,  directors,  shareholders, employees, agents or Affiliates,  whether past, present or future (collectively, the  "Indemnified  Parties"),  shall be  liable  to the  Company,  or any of its
Affiliates  for any error in judgment or mistake of law made by the  Indemnified
Parties in connection with any investment  made by or for the Company,  provided such error or mistake was made in good faith and was not made in bad faith or as a result of gross negligence or willful  misconduct of the Indemnified  Parties.
The Company  confirms that in  performing  services  hereunder  Atlas will be an agent of the Company for the purpose of the  indemnification  provisions  of the
Bylaws of the Company subject,  however, to the same limitations as though Atlas were a  director  or officer of the  Company.  Atlas  shall not be liable to the
Company, its shareholders or its creditors,  except for violations of law or for conduct which would preclude Atlas from being indemnified under such provisions.
The provisions of this Section 6.1 shall survive termination of this Agreement.

     6.2  Individuals  who are  Affiliates  of Atlas  and are also  officers  or directors  of the  Company as well as other  Atlas  officers  performing  duties within the scope of this  Agreement  on

behalf of the Company will be covered by any  directors  and officers  insurance policy maintained by the Company.

     Section 7. Shareholder Approval; Term.

     The  Company  represents  that  this  Agreement  has been  approved  by the
Company's  Board of Directors.  This Agreement  shall continue in effect for two
(2) years from the date hereof, unless sooner terminated as provided for herein;
provided,  however,  that this Agreement shall not take effect if as of the date hereof,  the  shareholders of the Company shall not have approved this Agreement in the manner set forth in Section 15(a) of the ICA. Thereafter,  this Agreement shall continue in effect so long as such continuance is specifically approved at least annually by the Company's Board of Directors,  including a majority of its members who are not interested  persons of Atlas, or by vote of the holders of a majority, as defined in the ICA, of the Company's outstanding voting securities.
The foregoing  notwithstanding,  this Agreement may be terminated by the Company at any time, without payment of any penalty,  on sixty (60) days' written notice to Atlas if the decision to terminate has been made by the Board of Directors or by vote of the  holders of a majority,  as defined in the ICA, of the  Company's outstanding voting securities.

     Atlas may also  terminate this Agreement on sixty (60) days' written notice to the  Company;  provided,  however,  that  Atlas  may  not so  terminate  this
Agreement unless another investment  advisory agreement has been approved by the vote of a majority,  as defined in the ICA, of the Company's  outstanding shares and by the Board of  Directors,  including  a majority  of  members  who are not parties to such agreement or interested  persons of any such party. Upon receipt of any such  notice  from  Atlas,  the  Company  will in good faith use its best efforts to cause an advisory  agreement to be entered into by the Company with a suitable investment adviser.

     Section 8. Assignment.

     This Agreement may not be assigned by any party without the written consent of the  other  and any  assignment,  as  defined  in the  ICA,  by  Atlas  shall automatically terminate this Agreement.

     Section 9. Amendments.

     This Agreement may be amended only by an instrument in writing  executed by all parties.

     Section 10. Governing Law.

     This  Agreement  shall be  construed  and enforced in  accordance  with and governed by the laws of the State of Delaware.

     Section 11. Termination of Prior Agreement.

     Upon the  approval of this  Agreement  by the  shareholders  of the Company pursuant to Section 7, the Investment Advisory Agreement between the Company and
InvestAmerica

Investment  Advisors,  Inc.,  dated March 1, 1998, as amended,  supplemented  or otherwise  modified  and in effect,  shall  expire and shall  thereupon be of no further  force and effect,  effective  at the close of business on February  29,
2004.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement to be effective as of the date first above written.

                                       THE COMPANY:
                                       MACC PRIVATE EQUITIES, INC.
                                       A Delaware corporation

                                       By:    /s/ David R. Schroder
                                          --------------------------------------
                                              David R. Schroder
                                              President

                                       By:    /s/ Robert A. Comey
                                          --------------------------------------
                                              Robert A. Comey
                                              Executive Vice President

                                       ATLAS MANAGEMENT PARTNERS, LLC
                                       A Utah limited liability company

                                       By:    /s/ Kent I. Madsen
                                          --------------------------------------
                                              Kent I. Madsen
                                              Manager

ACKNOWLEDGED AND AGREED:

By signing below,  InvestAmerica  Investment Advisors,  Inc. hereby acknowledges and agrees to the provisions of Section 11 of this Agreement.

INVESTAMERICA INVESTMENT ADVISORS, INC.

By:     /s/ David R. Schroder
--------------------------------------
Name:   David R. Schroder
Title:  President and Secretary

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